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                              SEP-IRA Endorsement


This endorsement is made part of the annuity contract to which it is attached. It changes certain contract terms by adding the following provisions to the annuity contract. In the event of any conflict between contract and endorsement provisions, the endorsement provisions take precedence over the contract provisions.

This contract is intended to qualify as a SEP-IRA annuity contract. A SEP-IRA is an Individual Retirement Annuity (IRA) with special features and requirements. All contract IRA provisions apply to this SEP-IRA contract, except as described in this endorsement.

Here are some important definitions:

Code
The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this contract.

SEP-IRA Contract
A Simplified Employee Pension under Public Law 99-514. It is used in or under a retirement plan or program described in Code Sections 408(b) and (k).

General Provisions

Unisex Basis
Since SEP-IRA plans are employer-sponsored retirement plans, this contract is on a unisex basis. All sex-distinct references in the contract are hereby deleted and replaced with unisex references.

Refer to the unisex Tables of Annuity Rates in this endorsement. These unisex tables replace the sex-distinct tables in the contract.

Contract Modification
We reserve the right to modify this contract to the extent necessary to qualify this contract as a SEP-IRA contract as described in Code Sections 408(b) and
(k), and all related laws and regulations which are in effect during the term of this contract.

We will obtain any necessary regulatory approvals for the modifications.

Benefits Based on Incorrect Data
Payments under the contract will be based on the annuitant's birthdate. If the annuitant's birthdate has been misstated, payments under this contract will be adjusted. They will be based on what would have been provided at the correct birthdate. Any underpayments made by us will be made up immediately. Any overpayments made by us will be subtracted from the future payments.

Purchase Payments

Payment Limits Provision
Employer purchase payments for any taxable year may not exceed the applicable contribution limits described in section 408(k) of the Code (generally, the lesser than 15% of your compensation or $30,000 as adjusted for cost of living increases).

Employer purchase payments made in connection with a simplified employee pension plan [SEP] may be made with respect to the taxable year in which the annuitant attains age 70 1/2 or any later year.

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                         Tables of Annuity Rates

Table A below shows the amount of the first monthly variable annuity payment, based on 5% assumed investment return, for each $1,000 of value applied under any payment plan. The amount of the first and all subsequent monthly fixed dollar annuity payments for each $1,000 of value applied under any payment plan will be based on our fixed dollar Table of Annuity Rates in effect at annuitization. Such rates are guaranteed to be not less than those shown in Table B. The amount of such annuity payments under Plans A, B and C will depend upon the age of the annuitant(s) at annuitization. The amount of such annuity payments under Plan D will depend upon the ages of the annuitant and the joint annuitant at annuitization.


       Table A - Dollar Amount of First Monthly Variable Annuity Payment Per $1,000 Applied
                                       PLAN A                           PLAN B                           PLAN C          PLAN D
---------------------------------------------------------------------------------------------------
        Age          Beginning                                     Life Income with                    Life Income
        at              in           Life Income     Five Years        Ten Years     Fifteen Years     Installment  Joint & Survivor
   Annuitization       Year          Non-Refund        Certain          Certain         Certain          Refund        Non-Refund
---------------------------------------------------------------------------------------------------
      Age 65           2005             5.85            5.83             5.77            5.66             5.67             5.20
                       2010             5.78            5.76             5.71            5.61             5.61             5.16
                       2015             5.72            5.70             5.65            5.56             5.56             5.13
                       2020             5.66            5.64             5.60            5.52             5.51             5.09
                       2025             5.60            5.59             5.54            5.47             5.47             5.06
                       2030             5.55            5.53             5.50            5.43             5.43             5.04
---------------------------------------------------------------------------------------------------
      Age 70           2005             6.54            6.50             6.36            6.14             6.22             5.66
                       2010             6.45            6.41             6.28            6.08             6.15             5.60
                       2015             6.35            6.32             6.21            6.03             6.08             5.55
                       2020             6.27            6.24             6.14            5.97             6.01             5.50
                       2025             6.19            6.16             6.07            5.92             5.95             5.45
                       2030             6.11            6.09             6.01            5.87             5.90             5.41
---------------------------------------------------------------------------------------------------
      Age 75           2005             7.58            7.47             7.15            6.70             6.99             6.33
                       2010             7.43            7.34             7.05            6.63             6.89             6.25
                       2015             7.30            7.21             6.96            6.57             6.80             6.17
                       2020             7.18            7.10             6.87            6.51             6.71             6.09
                       2025             7.06            6.99             6.78            6.46             6.62             6.02
                       2030             6.95            6.89             6.70            6.40             6.55             5.96
---------------------------------------------------------------------------------------------------
      Age 85           2005            11.44           10.69             9.09            7.60             9.50             8.88
                       2010            11.12           10.45             9.00            7.58             9.32             8.69
                       2015            10.82           10.23             8.90            7.56             9.15             8.51
                       2020            10.55           10.02             8.80            7.53             9.00             8.34
                       2025            10.29            9.83             8.71            7.51             8.85             8.19
                       2030            10.06            9.64             8.62            7.48             8.72             8.05
---------------------------------------------------------------------------------------------------
Table A above is based on the "1983 Individual Annuitant Mortality Table A" with
100% Projection Scale G and a 5% assumed investment return. Annuity rates for any year, age, or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 5% assumed investment return.

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        Plan E - Dollar Amount of First Monthly Variable Annuity Payment Per $1,000 Applied
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                       Years           Monthly          Years           Monthly          Years           Monthly
                      Payable         Payments         Payable         Payments         Payable         Payments
---------------------------------------------------------------------------------------------------
                        10              10.51            17              7.20             24              5.88
                        11               9.77            18              6.94             25              5.76
                        12               9.16            19              6.71             26              5.65
                        13               8.64            20              6.51             27              5.54
                        14               8.20            21              6.33             28              5.45
                        15               7.82            22              6.17             29              5.36
                        16               7.49            23              6.02             30              5.28
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      Table B - Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
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                                       PLAN A                           PLAN B                           PLAN C          PLAN D
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        Age          Beginning                                     Life Income with                    Life Income       Joint &
        at              in           Life Income     Five Years        Ten Years     Fifteen Years     Installment      Survivor
   Annuitization       Year          Non-Refund        Certain          Certain         Certain          Refund        Non-Refund
---------------------------------------------------------------------------------------------------
      Age 65           2005             4.68            4.66             4.62            4.53             4.43            4.06
                       2010             4.61            4.60             4.55            4.48             4.38            4.02
                       2015             4.55            4.53             4.49            4.42             4.34            3.98
                       2020             4.48            4.47             4.44            4.38             4.29            3.94
                       2025             4.43            4.42             4.39            4.33             4.25            3.91
                       2030             4.37            4.37             4.34            4.29             4.21            3.88
---------------------------------------------------------------------------------------------------
      Age 70           2005             5.38            5.35             5.24            5.05             4.97            4.55
                       2010             5.29            5.26             5.16            4.99             4.90            4.49
                       2015             5.20            5.17             5.08            4.93             4.84            4.43
                       2020             5.11            5.09             5.01            4.87             4.78            4.38
                       2025             5.03            5.01             4.94            4.82             4.72            4.33
                       2030             4.96            4.94             4.88            4.76             4.67            4.29
---------------------------------------------------------------------------------------------------
      Age 75           2005             6.42            6.33             6.07            5.65             5.68            5.25
                       2010             6.28            6.20             5.97            5.59             5.60            5.16
                       2015             6.15            6.08             5.87            5.52             5.51            5.08
                       2020             6.03            5.97             5.78            5.46             5.43            5.01
                       2025             5.91            5.86             5.69            5.40             5.36            4.94
                       2030             5.81            5.76             5.60            5.34             5.29            4.88
---------------------------------------------------------------------------------------------------
      Age 85           2005            10.25            9.60             8.12            6.64             7.97            7.83
                       2010             9.94            9.37             8.02            6.61             7.82            7.64
                       2015             9.65            9.15             7.91            6.59             7.68            7.46
                       2020             9.38            8.94             7.81            6.56             7.55            7.30
                       2025             9.14            8.74             7.72            6.54             7.42            7.15
                       2030             8.91            8.56             7.62            6.51             7.31            7.01
---------------------------------------------------------------------------------------------------
Table B above is based on the "1983 Individual Annuitant Mortality Table A" @
3.00% with 100% Projection Scale G. Annuity rates for any year, age, or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 3% annual effective interest rate.

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      Plan E - Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
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                       Years           Monthly          Years           Monthly          Years           Monthly
                      Payable         Payments         Payable         Payments         Payable         Payments
---------------------------------------------------------------------------------------------------
                        10              9.61             17              6.23             24              4.84
                        11              8.86             18              5.96             25              4.71
                        12              8.24             19              5.73             26              4.59
                        13              7.71             20              5.51             27              4.47
                        14              7.26             21              5.32             28              4.37
                        15              6.87             22              5.15             29              4.27
                        16              6.53             23              4.99             30              4.18
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This endorsement is effective as of the contract date of this contract.

American Enterprise Life Insurance Company



Secretary